Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18309 and Form S-8 No. 333-167406) pertaining to the Nordson Employees’ Savings Trust Plan of our report dated June 24, 2022, with respect to the financial statements and supplemental schedules of the Nordson Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2021 and 2020.

/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.

Cleveland, Ohio
June 24, 2022